INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-17003 of the National Consumer Cooperative Bank and its subsidiaries (the Company) on Amendement No.2 to Form S-3 of our report dated January 30, 1997, (Febuary 28, 1997 as to note
24), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
March 28, 1997